EXHIBIT 16.1

November 7, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F. Street, NE
Washington, DC 20549

RE:  Lightlake Therapeutics, Inc.

Ladies and Gentlemen:

We have read the statements of Lightlake Therapeutics, Inc. pertaining to our Firm included under Item 4.01 of Form 8-K/A dated August 29, 2011 and agree with such statements as they pertain to our Firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/PS STEPHENSON & CO., P.C.

PS Stephenson & Co., P.C.

Wharton, Texas